Exhibit A-2

                          GPU DIVERSIFIED HOLDINGS LLC
                                  Balance Sheet
                                 March 31, 2004
                                   (Unaudited)




Assets

Current assets:
    Cash and temporary cash investments                            $       -
    Accounts receivable                                                1,531
                                                                    --------

         Total current assets                                          1,531
                                                                    --------

Other property and investments                                        22,772
                                                                    --------


     Total Assets                                                  $  24,303
                                                                    ========



Liabilities & Stockholder's Equity

Current liabilities:
    Accounts payable                                               $      27
    Taxes accrued                                                       (190)
                                                                    --------

         Total current liabilities                                      (163)
                                                                    --------

Deferred credits and other liabilities                                  (533)
                                                                    --------

Stockholder's equity:
    Common stock & capital surplus                                    27,977
    Retained earnings                                                 (2,241)
    Accumulated other comprehensive income                              (737)
                                                                    --------

         Total stockholder's equity                                   24,999
                                                                    --------


         Total Liabilities & Stockholder's Equity                  $  24,303
                                                                    ========


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                                                                    Exhibit A-2

                          GPU DIVERSIFIED HOLDINGS LLC
                             Statement of Operations
                                   (Unaudited)


                                                               Three Months
                                                                  Ended
                                                               March 31,2004
                                                               -------------

Operating Revenues                                               $       -


Operating Expenses                                                       6
                                                                   -------


Operating Loss                                                          (6)


Other Income and Expenses, Net                                        (399)
                                                                   -------


Income/(Loss) Before Income Taxes                                     (405)


    Income taxes                                                      (142)
                                                                   -------


Net Income/(Loss)                                                $    (263)
                                                                   =======